UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 28, 2025

NEWBURY STREET II ACQUISITION CORP

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42391	98-1797287
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

121 High Street, Floor 3

Boston, Massachusetts 02110

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (617) 334-2805

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	NTWOU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	NTWO	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	NTWOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 28, 2025, Matthew Hong notified the board of directors (the “Board”) of Newbury Street II Acquisition Corp (the “Company”) of his resignation as a member and chairman of the Board of the Company and a member and chair of the Audit Committee of the Company, effective as of the same day. Mr. Hong’s resignation is not due to any disagreement with the Company on any matter relating to its operations, policies or practices but due to his acceptance of a full-time executive position as President of Sports at VERSANT, the prospective publicly traded Comcast spinoff of NBCUniversal cable networks.

On May 28, 2025, the Board of the Company appointed Anthony James Vinciquerra and William Zachre Wyatt as directors of the Board (the “New Directors”). Effective as of May 28, 2025, Mr. Vinciquerra was appointed as chairman of the Board, Ted Seides, a director of the Company, was appointed as a member of the Audit Committee of the Board, and Josh Gold, a director and member of the Audit Committee, was appointed as chair of the Audit Committee. The New Directors will serve as Class III Directors of the Board, whose term will expire at the Company’s third annual general meeting.

Mr. Vinciquerra has served as chief executive and senior advisor for several of the world’s largest and most influential media companies. From 2017 to 2025, he was the Chairman and Chief Executive Officer of Sony Pictures Entertainment (“SPE”), overseeing the studio’s global operations, including motion picture, television and digital content production and distribution, worldwide media networks, and the development of new entertainment products. Following his stepping down from the CEO role in early 2025, he has continued to serve as SPE’s Non-Executive Chairman. Before joining SPE, he was a senior advisor to TPG Inc., a private equity firm, in the Technology, Media and Telecom sectors, where he advised on acquisitions and operations, from 2011 to 2017. Prior to TPG, Mr. Vinciquerra was chairman of Fox Networks Group, the largest operating unit of News Corporation, from 2008 to 2011, and president and CEO from 2002 to 2011. Mr. Vinciquerra currently serves on the board of Madison Square Garden Sports, a role he has held since 2020. He previously served as a director of Qualcomm Incorporated from 2015 to 2025, Pandora Media, Inc. from 2016 to 2017, Univision Communications, Inc. from 2011 to 2017, Motorola, Inc. from 2007 to 2011, Motorola Mobility Holdings, Inc. from 2011 to 2012, and DirecTV from 2013 to 2015.

Mr. Wyatt is the Managing Partner of The Donerail Group, a financial services firm that he founded in 2018. Donerail’s strategic advisory business serves as financial advisor to global companies and financial sponsors, and its investment management business invests institutional capital across a variety of strategies and vehicles. In March 2021, Mr. Wyatt co-sponsored a special purpose acquisition company, Isos Acquisition Corporation, that later merged with Bowlero (now known as Lucky Strike) in a $2.6 billion transaction. Prior to founding Donerail, he was the Head of Event Driven Investments at Starboard Value, an investment firm.

No family relationships exist between the New Directors and any other directors or executive officers of the Company. The New Directors are not parties to any arrangements with any other person pursuant to which they were nominated as directors. There are no transactions to which the Company is or was a participant and in which the New Directors have material interests subject to disclosure under Item 404(a) of Regulation S-K.

In connection with the appointments, the New Directors signed a joinder to that certain letter agreement dated as of October 31, 2024, by and among the Company, its officers, its directors and Newbury Street II Acquisition Sponsor LLC (the “Sponsor”), pursuant to which, among other things, the signatories agreed to waive certain redemption rights and to vote any ordinary shares of Company they hold in favor of an initial business combination. The New Directors also entered into a standard director indemnity agreement with the Company, a form of which was filed as Exhibit 10.7 to the Company’s Current Report on Form 8-K filed with the SEC on November 6, 2024. Each of the New Directors will also receive membership interests in the Sponsor representing ownership of certain Class B ordinary shares of the Company solely upon consummation of the Company’s initial business combination with a target introduced by such director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWBURY STREET II ACQUISITION CORP

	By:	/s/ Thomas Bushey
	Name:	Thomas Bushey
	Title:	Chief Executive Officer

Dated: May 28, 2025

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